FIRST AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of the 13th day of March, 2015, to the Distribution Agreement dated as of December 9, 2010 (the “Agreement”) is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor.”)

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend the fees of the Agreement in the manner set forth herein;

NOW THEREFORE, pursuant to Section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ADVISORS SERIES TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Douglas G. Hess	By: /s/ James R. Schoenike

Name: Douglas G. Hess	Name: James R. Schoenike

Title: President	Title: President

Alpha Capital	1

Amended Exhibit B to the Distribution Agreement

Multiple Series Trust - QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES - FEE SCHEDULE at March 1, 2015
Regulatory Distribution Annual Services Per Fund*
.5 basis points on average assets over $[   ] plus,
Annual Base annual fee:  $[   ]/fund

Default sales loads and distributor concession, if applicable, are paid to Quasar.

Standard Advertising Compliance Review
▪ $[   ] per communication piece for the first 10 pages (minutes if audio or video); $[   ] /page (minute if audio or video) thereafter.
▪ $[   ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[   ] /page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)
Expedited Advertising Compliance Review
▪ $[   ] for the first [   ] pages (minutes if audio or video); $[   ] /page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪ $[   ] FINRA filing fee per communication piece for the first [   ] pages (minutes if audio or video); $[   ] /page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)
Licensing of Investment Advisor’s Staff (if desired)
▪ $[   ] /year per registered representative
▪ Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪ $[   ] /FINRA designated branch location
▪ Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪ Design - $[   ] /fact sheet, includes first production
▪ Production - $[   ] /fact sheet per production period
▪ All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪ Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪ Typesetting, printing and distribution of prospectuses and shareholder reports
▪ Production, printing, distribution, and placement of advertising, sales literature, and materials
▪ Engagement of designers, free-lance writers, and public relations firms
▪ Postage, overnight delivery charges
▪ FINRA registration fees (Including late U5 charge if applicable)
▪ Record retention (Including RR email correspondence if applicable)
▪ Travel, lodging, and meals

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

  Advisor’s Signature below acknowledges approval of the fee schedule above.

Alpha Capital Funds Management LLC,

By: /s/ Bradley H. Alford

Printed Name: Bradley H. Alford	Date: 3/17/2015

Alpha Capital	2